EXHIBIT 23 (j)









          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Hawaii Municipal Fund and First Pacific Low Volatility Fund, each a series of the First Pacific Mutual Fund, Inc., and to the use of our report dated November 28, 2011 on the financial
statements and financial highlights of the Funds.   Such financial statements
and financial highlights appear in the 2011 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





				    /s/ TAIT, WELLER & BAKER LLP
                                    ------------------------------


Philadelphia, Pennsylvania
January 27, 2011